Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

DIGITAL LIGHTWAVE, INC.

ANNOUNCES APPROVAL FOR COMMON STOCK LISTING ON OTC BULLETIN BOARD

CLEARWATER, Fla., June 8, 2005 – Digital Lightwave®, Inc. (OTC BB:DIGL.OB) a leading provider of optical networking technology and test instruments, today announced that its common stock has been approved for quotation on the Over The Counter Bulletin Board (OTC BB) under the symbol DIGL.OB.

“In light of our recent delisting from the Nasdaq Small Cap Market, we have actively examined other trading alternatives and are pleased to announce our acceptance to the OTC Bulletin Board,” stated Robert Hussey, CEO of Digital Lightwave. “Going forward, we continue to execute against our strategic goal of a return to profitabilty and hope to regain our Nasdaq listing at some point in the future.”

The OTC Bulletin Board is a quotation service that displays real-time quotes, last-sale prices, and volume information in domestic and certain foreign securities. Eligible securities include national, regional, and foreign equity issues; and warrants, units, and American Depositary Receipts (ADRs) not listed on any other U.S. national securities market or exchange. Although the OTCBB is operated by the NASD, it is unlike The Nasdaq Stock Market® or other listed markets where individual companies apply for listing and must meet and maintain strict listing standards; individual brokerage firms, or Market Makers initiate quotations for specific securities on the OTC Bulletin Board. Currently, approximately 6,500 securities are quoted on the OTCBB.

About Digital Lightwave, Inc.

Based in Clearwater, Florida, Digital Lightwave, Inc. (the “Company”) provides the global communications networking industry with products, technology and services that enable the efficient development, deployment and management of high-performance networks. Digital Lightwave’s customers — companies that deploy networks, develop networking equipment, and manage networks — rely on its offerings to optimize network performance and ensure service reliability. The Company designs, develops and markets a portfolio of portable and network-based products for installing, maintaining and monitoring fiber optic circuits and networks. Network operators and telecommunications service providers use fiber optics to provide increased network bandwidth to transmit voice and other non-voice traffic such as internet, data and multimedia video transmissions. The Company provides telecommunications service providers and equipment manufacturers with product capabilities to cost-effectively deploy and manage fiber optic networks. The Company’s product lines include: Network Information Computers, Network Access Agents, Optical Test Systems, and Optical Wavelength Managers. The Company’s wholly owned subsidiaries are Digital Lightwave (UK) Limited, Digital Lightwave Asia Pacific Pty, Ltd., and Digital Lightwave Latino Americana Ltda.

Forward – Looking Statements

Statements in this press release, other than historical data and information constitute forward-looking statements that involve risks and uncertainties. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the company’s future operations and economic performance, taking into account currently available information. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Accordingly, a number of factors could cause our actual results, performance, or achievements to be very different from the results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to, the risk factors set forth in the company’s filings with the Securities and Exchange Commission. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission, or otherwise.

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Editor’s Note: Digital Lightwave® is a registered trademark of Digital Lightwave, Inc.

CONTACT:

Robert F. Hussey

Interim Chief Executive Officer

Digital Lightwave, Inc.

727.519-2800

MEDIA CONTACT:

Paul Sliwa

Digital Lightwave, Inc.

Corporate Communications

727.519-2800